UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2018

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 16, 2018, OncoSec Medical Incorporated (the “Company”) and Vividion Therapeutics, Inc. (“Vividion”) entered into an Assignment of Lease (“Lease Assignment”), dated March 9, 2018, with respect to all 34,054 square feet previously leased by the Company at 5820 Nancy Ridge Drive, San Diego, California, 92121 (the “NR Premises”) for use as its corporate headquarters, pursuant to which the Company assigned its Lease Agreement with ARE-SD Region No. 18, LLC (the “NR Landlord”) to Vividion. Under the Lease Assignment, Vividion shall pay directly to NR Landlord base rent of $101,500 per month (based upon $2.98 per rentable square foot of the NR Premises) plus operating expenses and property management fees attributable to the NR Premises currently estimated at $43,500 per month (including an estimate for utilities) during the term of the Lease Assignment. In accordance with the terms and conditions of the Lease Assignment, the Company assigned all right, title, and interest in the NR Premises to Vividion, together with all of the rights, privileges and appurtenances with respect to the leasehold estate, and all of the Company’s right, title and interest in and to any leasehold improvements presently located in the NR Premises. Vividion is subject to all of the terms, covenants and conditions of the Lease, and Vividion is obligated to make all payments under the Lease Assignment. The Lease Assignment was subject to a NR Landlord consent, which was obtained on March 16, 2018.

Also, effective as of March 16, 2018, the Company and Vividion entered into a Sublease (the “GA Sublease”), dated March 9, 2018, with respect to all 12,442 square feet leased by Vividion from ARE-3535/3565 General Atomics Court, LLC (the “GA Landlord”) located at 3565 General Atomics Court, San Diego, California, 92121 (the “GA Premises”), pursuant to which Vividion shall sublease the GA Premises to the Company beginning on the Commencement Date (as defined below). The Company has essentially exchanged the NR Premises for the GA Premises without loss of laboratory or office function but with significant reduction in rental expense. In addition, the Company has entered into a thirty-day temporary use sublease of the NR Premises with Vividion (the “NR Sublease”), during which term Vividion shall remain located at the GA Premises and make certain tenant improvements to the NR Premises, and the Company shall remain at the NR Premises. The Lease Assignment, the GA Sublease and the NR Sublease are each component transactions such that the expiration date of the short-term NR Sublease and the contemporaneous commencement date of the GA Sublease (the “Commencement Date”) shall be the date of a “space swap” between the Company and Vividion, estimated to be April 15, 2018.

Under the GA Sublease, the Company shall pay to Vividion base rent of $49,768 per month (based upon $4.00 per rentable square foot of the GA Premises) plus operating expenses and property management fees attributable to the GA Premises currently estimated at $30,400 per month during the term of the GA Sublease. The Company shall prepay the first month of base rent, operating expenses and property management fees and shall provide an additional security deposit equal to one month’s base rent to Vividion on the Commencement Date. The Company will receive a 50% abatement of base rent, operating expenses and property management fees during the second through the fifth full month of the term of the GA Sublease. The GA Sublease shall expire on September 29, 2020, which is the day prior to the expiration date of Vividion’s master lease with the GA Landlord.

The foregoing summary description of the Lease Assignment does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description
10.1	Assignment of Lease, dated March 9, 2016, by and between OncoSec Medical Incorporated and Vividion Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: March 22, 2018	By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
Chief Executive Officer